EXHIBIT 23.01 - CONSENT OF INDEPENDENT ACCOUNTANTS

CONSENT OF MALONE & BAILEY, PLLC, INDEPENDENT AUDITORS

We consent to the use in this Second Amendment of the Registration Statement of Griffin Gold Group, Inc. on Form SB-2/A of our report dated October 20, 1997, and to the reference to us under the heading "Experts" in such Registration Statement.



MALONE & BAILEY, PLLC
Houston, Texas

August 20, 1998